EXHIBIT 5


                     [SCHIFF HARDIN & WAITE LETTERHEAD]



                                           January 31, 2002


   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.  20549

        RE: FIRST MID-ILLINOIS BANCSHARES, INC. -- REGISTRATION OF COMMON STOCK, PAR VALUE $4.00 PER SHARE, ON FORM S-8
             ------------------------------------------------------------
   Ladies and Gentlemen:

             We have acted as counsel to First Mid-Illinois Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 150,000 additional shares of common stock, par value $4.00 per share of the Company (the "Common Stock"), to be issued under the First Mid-Illinois Bancshares, Inc. 1997 Stock Incentive Plan (the "Plan").

             In this connection we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

             Based on the foregoing, it is our opinion that the shares of Common Stock, when issued in accordance with the terms of the Plan, and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE


                                 By:   /s/ Christopher J. Zinski
                                     ------------------------------------
                                       Christopher J. Zinski